EXHIBIT 99.1

Standard Parking Corporation Announces Notice of Record Date and Annual Meeting

CHICAGO, Feb. 14, 2008 (PRIME NEWSWIRE) -- Standard Parking Corporation (Nasdaq:STAN) announced that its 2008 annual shareholders meeting will be held at 9:00 a.m. on Tuesday, April 22, 2008 at The Whitehall Hotel, 105 East Delaware Place, Chicago, Illinois 60611. It also set March 17, 2008 as the record date for determining shareholders of the company who are entitled to vote at the meeting.

Standard Parking is a leading national provider of parking facility management services. The Company provides on-site management services at multi-level and surface parking facilities for all major markets of the parking industry. The Company manages over 2,000 facilities, containing over one million parking spaces, in more than 320 cities across the United States and Canada, including parking-related and shuttle bus operations serving approximately 60 airports.

CONTACT:  Standard Parking Corporation
          G. Marc Baumann, Executive Vice President and
           Chief Financial Officer
          (312) 274-2199
          mbaumann@standardparking.com